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                               PARTICIPATION AGREEMENT
                                        Among
                       INVESCO VARIABLE INVESTMENT FUNDS, INC.
                              INVESCO FUNDS GROUP, INC.
                             INVESCO DISTRIBUTORS, INC.
                                         and
                         METROPOLITAN LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into this 17 day of, August, 1998 by and among METROPOLITAN LIFE INSURANCE COMPANY, (hereinafter the "Insurance Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), INVESCO VARIABLE INVESTMENT FUNDS, INC., a Maryland corporation (the "Company"), INVESCO DISTRIBUTORS, INC., a Delaware corporation ("Distributors"), and INVESCO FUNDS GROUP, INC. ("INVESCO"), a Delaware corporation.

     WHEREAS, the Company engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable annuity and life insurance contracts to be offered by insurance companies which have entered into or will enter into and maintain participation agreements substantially identical to this Agreement ("Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Company is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, INVESCO is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities; and

     WHEREAS, Distributors is duly registered as a broker dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Insurance Company has registered interests in the separate account under the 1933 Act, or will register such interests under the 1933 Act, as identified in Schedule B attached hereto, which may be amended from time to time; and


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     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds on behalf of the Accounts to fund the Contracts and Distributors is authorized to sell such shares to unit investment trusts such as the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company, Distributors, and INVESCO agree as follows:

ARTICLE I.  SALE OF COMPANY SHARES

     1.1 Distributors agrees to sell to the Insurance Company those shares of the Company which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Company or its designee of the order for the shares of the Company. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Company for receipt of such orders from the Accounts that correspond to Contract transactions that are not within the Insurance Company's discretion and receipt by such designee shall constitute receipt by the Company; provided that the Company receives notice of such order by 8:00 a.m., Mountain Time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Company calculates its net asset value pursuant to the rules of the Commission.

     1.2 The Company agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Company calculates its Funds' net asset values pursuant to rules of the Commission and the Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the board of directors of the Company (hereinafter the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund. When practicable, the Company will provide Insurance Company with thirty (30) days written notice of its intention to refuse to sell Company shares pursuant to this Agreement.


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     1.3.  The Company and Distributors agree that shares of the Company will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

     1.4. The Company and Distributors will not sell Company shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 2.4, 3.4, 3.5, 4.2, 4.6 and 8.1 and
Article VII of this Agreement is in effect to govern such sales.

     1.5. The Company agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Company held by the Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Company or its designee of the request for redemption. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Company for receipt of requests for redemption from each Account that correspond to Contract transactions that are not within the Insurance Company's discretion and receipt by that designee shall constitute receipt by the Company; provided that the Company receives notice of the request for redemption by 8:00 a.m., Mountain Time, on the next following Business Day.

     1.6. (a) The Insurance Company shall pay for Company shares by 9:00 a.m., Mountain Time, on the next Business Day after an order to purchase Company shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For the purpose of Sections 2.10 and 2.11, upon transmission by Insurance Company of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Company.

          (b) Payment of aggregate redemption proceeds (aggregate redemptions of a Fund's shares by an Account) of less than $1 million for a given Business Day will be made by wiring federal funds to the Insurance Company on the next Business Day after receipt of the redemption request. Payment of aggregate redemption proceeds of $1 million or more will be by wiring federal funds within seven days after receipt of the redemption request. Notwithstanding the foregoing, in the event that one or more Funds has insufficient cash on hand to pay aggregate redemptions on the next Business Day, and if such Fund has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one Business Day, but in no event more than seven calendar days, after the date on which the redemption order is received, unless otherwise permitted by an order of the Commission under Section 22(e) of the 1940 Act), the Company shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Company is delaying sending redemption proceeds to the other shareholders of the Fund.


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          (c)  Redemptions of up to the lesser of $250,000 or 1% of the net asset value of the Fund whose shares are to be redeemed in any 90-day period will be made in cash. Redemptions in excess of that amount in any 90-day period may, in the sole discretion of the Company, be in-kind redemptions, with the securities to be delivered in payment of redemptions selected by the Company and valued at the value assigned to them in computing the Fund's net asset value per share.

          (d) The Company anticipates making delayed-settlement redemptions or in-kind redemptions, pursuant to Paragraphs 1.6(b) and 1.6(c), only in circumstances where extraordinary market conditions, or the size of the redemption relative to the size of a given Fund, will work to the detriment of remaining shareholders if made immediately, in cash. INVESCO and Company agree to consult with Insurance Company, in good faith, to determine a plan for the orderly disposition of assets to meet redemption requests from contract owners prior to invoking the provisions of Paragraphs 1.6(b) and 1.6(c), None of the foregoing provisions shall diminish the Company's rights under the Investment Company Act of 1940.

     1.7. Issuance and transfer of the Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.8. The Company shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Company shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

     1.9. The Company shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis, in accordance with mutually agreed upon guidelines for electronic transmission, as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 6:00 p.m., Mountain Time.

     1.10. INVESCO represents and warrants that any sale or redemption by a participating Insurance Company of the Company's shares that does not correspond to Contract transactions that are outside that Participating Insurance Company's discretion, will receive the next net asset value computed after actual receipt by the Company of the order for such sale or redemption of and that the Participating Insurance Company shall not be deemed to be the Company's designee with respect to such discretionary orders.

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ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1. The Insurance Company represents and warrants that interests in the Separate Account funding the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under
Section 4240 of the New York Insurance Code and has registered, or prior to any issuance or sale of the Contracts will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Company represents and warrants that Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with all applicable State and federal securities laws and that the Company is and shall remain registered under the 1940 Act. The Company shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Company shall register and qualify the shares for sale in accordance with all applicable state and federal laws.

     2.3. The Company represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will maintain that qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. The Insurance Company represents and warrants that the Contracts are currently treated as [annuity / life insurance / endowment / modified endowment] contracts, under applicable provisions of the Code and that it will make commercially reasonable efforts to maintain such treatment and that it will notify the Company and INVESCO upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Company currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future provided however that in such event, the Company will provide 60 days prior written notice thereof to the Insurance Company. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Company undertakes to have a board of directors, a majority of whom are not interested persons of the Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.


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     2.6.  The Company makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states, except to the extent that any such aspect is subject to insurance laws and regulations.

     2.7. INVESCO Distributors, Inc. represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the Commission. INVESCO Distributors, Inc. further represents and warrants that it will sell and distribute the Company shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.8. The Company represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

     2.9. INVESCO represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Company in compliance in all material respects with the laws of the State of Colorado and all applicable state and federal laws; and that all Participating Insurance Companies have entered into or will enter into and continue to be subject to participation agreements containing provisions substantially identical to Sections 2.1, 2.4, 3.4, 3.5, 4.2, 4.6 and 8.1 and Article VII of this Agreement.

     2.10. The Company, Distributors, and INVESCO represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities dealing with the money and/or securities of the Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Company in an amount not less than the minimum coverage required currently by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.11. The Insurance Company represents and warrants that all of its officers and other individuals that are so required by Rule 17g-1 of the 1940 Act are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimum coverage required currently for entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions or may be promulgated from time to time. The Insurance Company further represents and warrants that the employees of Insurance Company, or such other persons designated by Insurance Company, listed on Schedule C have been authorized by all necessary action of Insurance Company to give directions, instructions and certifications to the Company and INVESCO on behalf of Insurance Company. The Company and INVESCO are authorized to act and rely upon any directions, instructions and certifications received from such persons unless and until they have been notified in writing by the Insurance Company of a change in such persons, and the Company and INVESCO shall incur no liability in doing so.


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     2.12.  The Insurance Company represents and warrants that it will not purchase Company shares with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

     2.13 The Company represents that it has obtained an order from the Securities and Exchange Commission (the "Commission"), dated December 29, 1993 (File No. 812-8590), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Company to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

     2.14. INVESCO represents and warrants that the investment advisory or management fees paid to INVESCO by the Company are legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

     3.1 At least 5 business days prior to the legally required distribution dates, INVESCO shall provide Insurance Company with the following documents on diskette (post-script format), and such other formats as Insurance Company shall reasonably request. Insurance Company will be responsible for distributing the documents to its contract owner.

a. Alternate forms of prospectus for each funding option or any combination of funding options that Insurance Company is offering and that is reasonably requested by Insurance Company.

b.   Periodic financial reports for the Company.

The Company and INVESCO agree that they will cooperate with the Insurance Company to make the Prospectuses of the Funds available to Insurance Company in a format which will facilitate making the Prospectuses available to contract holders and prospects on the internet. (E.g. in HTML or PDF file formats). The Insurance Company will be familiar with all federal, state, and SRO rules and regulations concerning: the electronic offer and sale of securities; and the electronic distribution of advertising and sales literature, and will conform its material and procedures to these rules and regulations, in the event that these means are used by the Insurance Company with respect to any offer or sale of the Company's shares.

     3.2. The Company's prospectus shall state that the Statement of Additional Information for the Company (the "SAI") is available from INVESCO (or in the Company's discretion, the Prospectus shall state that the SAI is available from the Company), and INVESCO (or the company), at its expense shall print the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.


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     3.3.  The Company, at its expense, shall provide the Insurance Company with copies of its proxy material, voting instruction material as required under
Section 3.4, reports to stockholders and other communications to stockholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

     3.4.  If and to the extent required by law, the Insurance Company shall:

          (i)    solicit voting instructions from Contract owners;

          (ii) vote the Company shares in accordance with instructions received from Contract owners in each Account; and

          (iii) vote Company shares in each Account, for which no instructions have been received in the same proportion as Company shares of such Fund in that Account for which instructions have been received:

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Company calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligations under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order as described in this paragraph.

     3.5. The Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Company will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Company currently intends, comply with Section 16(c) of the 1940 Act (although the Company is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Company will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


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ARTICLE IV.  SALES MATERIAL AND INFORMATION

     4.1. The Insurance Company represents and warrants that it is familiar with all NASD requirements for the filing and review of investment company advertising and sales literature. Insurance Company assumes all responsibility for filing with the NASD of advertising and sales literature created by Insurance Company pursuant to this Agreement. Insurance Company intends to create, and provide to contract holders, monthly performance reports of participating Funds. Insurance Company will initially provide a sample format of these monthly performance reports to INVESCO for INVESCO's approval. Thereafter, Insurance Company will be required to provide INVESCO with samples of the monthly performance reports, for approval by INVESCO, only if the content or format of the monthly performance reports changes substantially. Generally, INVESCO and Insurance Company agree to good faith mutual cooperation in the resolution of novel or controversial issues concerning advertising and sales literature that may arise pursuant to this Agreement.

     4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Company or concerning the Company in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Company's shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Company, or in sales literature or other promotional material approved by the Company or its designee or by INVESCO, except with the permission of the Company or INVESCO.

     4.3. The Company, INVESCO, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company and/or its separate account(s), is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee reasonably object to such use within ten calendar days after receipt of that material.

     4.4. The Company, distributors, and INVESCO shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as that registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.


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     4.5.  The Company will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Company or its shares, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

     4.6. The Insurance Company will provide to the Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no action letter, and any amendment to any of the above, that relates to use of the Company in the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

     4.7. For purposes of this Agreement, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (I.E., any communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

     4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all relevant records, data and access to operating procedures that may be reasonably requested. Company agrees that Insurance Company shall have the right to inspect, audit and copy all relevant records pertaining to the performance of services under this Agreement pursuant
to the requirements of any state insurance regulator(s).    However, Company and
INVESCO shall own and control all of their respective records pertaining to their performance of the services under this Agreement.

     4.9. If the Fund provides incorrect share net asset value information, the Insurance Company shall receive adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, the Insurance Company shall make adjustments to the number of units credited, and/or unit values for the Contracts for the periods affected). In the event adjustments are required to correct any error in the computation of the Company's net asset value per share, or dividend or capital gain distribution, INVESCO or the Fund shall promptly notify the Insurance Company after discovering the need for such adjustments. If an adjustment is necessary to correct an error which has caused Contract owners to be credited with more or less than the amount to which they are entitled, INVESCO shall make all necessary


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adjustments to the number of shares owned by the Account and distribute to the
Account the amount of the underpayment. The Insurance Company will adjust the number of units of each Contract owner and credit the appropriate amount of such payment to each Contract owner. In no event shall the Insurance Company be liable to Contract owners for any such adjustments or underpayments amounts, provided that the underpayments was not caused by the Insurance Company. In no event shall the Insurance Company be liable to the Fund or the Adviser for any such adjustments or overpayment amounts, provided that the overpayment was not caused by the Insurance Company. In the event that any known overpayments are made to Contract owners, as a result of any such error, Insurance Company will take commercially reasonable steps, within the constraints of state and federal law, to recover overpaid amounts on behalf of the Fund, and promptly notify INVESCO of the existence of the overpayment and the steps taken to attempt to recover overpayment amounts. All of the Insurance Company's reasonable expenses incident to any adjustments required hereunder (including any uncollected, overpaid amounts) shall be borne by INVESCO, provided that the need for the adjustment was not caused by the Insurance Company.

     4.10. The Company shall send to the Insurance Company, (i) confirmations of activity in the Separate Account within five (5) business days after each date on which a purchase or redemptions of shares of the Company is effected for the Account, and (ii) statements detailing activity in the Account no less frequently than quarterly.

     4.11. The Company and INVESCO shall provide the Insurance Company with any information it reasonably requests from time to time, in connection with the Insurance Company's performance of this Agreement, and reporting to management and customers. This information will be provided by the Company or INVESCO within five (5) days after receiving such requests from the Insurance Company.

ARTICLE V.  FEES AND EXPENSES

     5.1. In order to appropriately adjust the respective interest of INVESCO and the Insurance Company (taking into consideration, among other things, the services to be provided and the expenses and risks to be borne by each, as well as the revenues and other benefits expected to accrue to each, directly or indirectly as a result of this Agreement), INVESCO shall pay a fee to the Insurance Company for services provided by Insurance Company under this agreement, at the rate designated in Schedule E attached hereto. No such payments shall be made by the Company. It is understood that the Insurance Company may make prospectus disclosure of the amount of this compensation. The parties to this Agreement recognize and agree that INVESCO's payments to the Insurance Company are in consideration of administrative services provided by Insurance Company to the Company only, and do not constitute payment in any manner for administrative services provided by the Insurance Company to the Accounts or to the Contracts, for investment advisory services or for costs of distributions of Contracts or of shares of the Company, and that these payments are not otherwise related to investment advisory or distributions services or expenses.


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     5.2.  All expenses incident to performance by the Company under this
Agreement shall be paid by the Company. The Company shall see to it that all its shares are registered and authorized for issuance in accordance with any applicable federal law and, in accordance with applicable state laws prior to their sale. The Company shall bear the expenses for the cost of registration and qualification of the Company's shares, preparation and filing of the Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Company's shares.

     5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Company's prospectus, proxy materials and reports.


ARTICLE VI.  DIVERSIFICATION

     6.1. The Company represents, warrants and covenants that each Account may "look through" to the investments of each Fund in which it holds shares in accordance with the "look through" rules found in Treasury Regulation 1.817-5 and that each Fund will at all times, comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation. The Company shall provide the Insurance Company with a certificate of compliance with such diversification requirement for each fund within 20 days of the close of each calendar quarter in substantially the form attached hereto as Schedule F.

ARTICLE VII.  POTENTIAL CONFLICTS

     7.1. The Board will monitor the Company for the existence of any material irreconcilable conflict between the interests of the variable contract owners of all separate accounts investing in the Company. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The Board shall immediately inform the Insurance Company in writing if it determines that an irreconcilable material conflict exists and the implications thereof. The Board shall have sole authority to determine whether an irreconcilable material conflict exists and such determination shall be binding upon the Insurance Company.

     7.2 The Insurance Company will report promptly any potential or existing conflicts of which it is aware to the Board. The Insurance Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by Insurance Company with a view only to the interests of the Contract owners.

     7.3. If it is reasonably determined by a majority of the Board, or a majority of its directors who are not interested persons of the Company, INVESCO, or any sub-adviser to any of the Funds (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take commercially reasonable steps to remedy or eliminate the irreconcilable material conflict, which may include (1), withdrawing the assets allocable to some or all of the separate accounts from the Company or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (E.G., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account and obtaining approval thereof by the Commission.

     7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Company's reasonable election, to withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as reasonably determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Company gives written notice that this provision is being implemented, and until the end of that six month period INVESCO and the Company shall continue to accept and implement orders by the Insurance Company in accordance with the terms of this Agreement for the purchase (and redemption) of shares of the Company.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Company and terminate this Agreement with respect to that Account within six months after the Board's reasonable determination and notice thereof to the Insurance Company in writing that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, INVESCO and the Company shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Company.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall reasonably determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts. In the event that the Board reasonably determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Company and terminate this Agreement within six (6) months after the Board informs the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as reasonably determined by a majority of the Independent Directors.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Company and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b)

Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.

ARTICLE VIII.  INDEMNIFICATION

     8.1.  INDEMNIFICATION BY THE INSURANCE COMPANY

     8.1(a). The Insurance Company agrees to indemnify and hold harmless the Company and each director of the Board and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company), which consent shall not be withheld for any settlement that would be commercially reasonable for the indemnified Parties in the absence of this Section 8.1) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, holding , or acquisition of the Company's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Company for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Company;

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Company not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Company Shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Company by the Insurance Company; or

          (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable.

     8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Company's shares or the Contracts or the operation of the Company.

     8.2.  INDEMNIFICATION BY INVESCO

     8.2(a). INVESCO agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers and, contract owners, each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including reasonable amounts paid in settlement with the written consent of INVESCO, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 8.2) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, holding, or acquisition of the Company's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to INVESCO or the Company by or on behalf of the

          Insurance Company for use in the registration statement or prospectus for the Company or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Company shares: or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by INVESCO or persons under its control) or wrongful conduct of the Company, INVESCO or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Company; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of INVESCO or the Company;

          (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement without in any way limiting or restricting any other remedies available to the Insurance Company, INVESCO will pay all costs associated with, or arising out of any failure, or any anticipated or reasonably foreseeable failure to comply with Section 6.1 hereof, and all costs associated with correcting or responding to any such failure, on behalf of Insurance Company or its contract owners; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by INVESCO in this Agreement or arise out of or result from any other material breach of this Agreement by INVESCO; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b) INVESCO shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.

     8.2(c) INVESCO shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified INVESCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve INVESCO of its obligations hereunder except to the extent that INVESCO has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify INVESCO of any such claim shall not relieve INVESCO from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, INVESCO will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases INVESCO from any further obligation under this
Section 8.2, INVESCO also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to INVESCO, INVESCO shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall INVESCO be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from INVESCO to the Indemnified Party of INVESCO's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and INVESCO will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding any other provision of this Paragraph 8.2(c) the Insurance Company shall be entitled to refuse any request by INVESCO to assume the defense of any action brought against Insurance Company by the Internal Revenue Service ("IRS") or any other tax authority, provided that following such refusal, INVESCO shall be released from any further obligation for costs of defense under this section 8.2. If they are so allowed by rules of procedure, however, INVESCO and Company will be entitled to participate in the defense of any action brought against Insurance Company by the IRS or any other tax authority, with any and all costs associated with INVESCO's or the Company's defense to be the responsibility of INVESCO or the Company.

     8.2(d) The Insurance Company agrees to notify INVESCO promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3  INDEMNIFICATION BY THE COMPANY

     8.3(a). The Company agrees to indemnify and hold harmless the Insurance Company, and each of its directors and officers and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 8.3) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith, willful misconduct, or reckless disregard of duty of the Board , the directors, officers, employees, or agents that are related to the operations of the Company and:

          (i) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.

     8.3(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Company, the Company, INVESCO or the Account, whichever is applicable.

     8.3(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent).

Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations hereunder except to the extent that the Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases Company from any further obligation under this
Section 8.3, the Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Company to the Indemnified Party of the Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). The Insurance Company and INVESCO agree promptly to notify the Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Company.

     8.4 INVESCO Distributors, Inc., shall be jointly and severally liable for all of INVESCO's obligations under this Article VIII.

ARTICLE IX.  APPLICABLE LAW

     9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of New York.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

     10.1.  This Agreement shall terminate:

          (a) at the option of any party upon six (6) months advance written notice to the other parties; provided, however such notice shall not be given earlier than one year following the date of this Agreement; or

          (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company; or

          (c) at the option of the Company in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the Commission, an insurance commissioner or any other comparable regulatory body regarding the Insurance Company's duties under this Agreement, the operation of any Account, or the purchase of the Company's shares, provided, however, that the Company determines in its judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement. Prompt written notice of election to terminate for such cause shall be furnished by the Company to the Insurance Company; or

          (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Company or INVESCO by the NASD, the Commission, or any state securities or insurance department or any other comparable regulatory body, provided, however, that the Insurance Company determines in its judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company or INVESCO to perform its obligations under this Agreement. Prompt written notice of election to terminate for such cause shall be furnished by Insurance Company to Company.; or

          (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Company of the date of any proposed vote to replace the Company's shares; or

          (f) at the option of the Insurance Company, in the event any of the Company's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

          (g) at the option of the Insurance Company, if the Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Company may fail to so qualify; or

          (h) at the option of the Insurance Company, if the Company fails to meet the diversification requirements specified in Article VI hereof; or

          (i) at the option of either the Company or INVESCO, if (1) the Company or INVESCO, respectively, shall determine, in their judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition that will have a material adverse impact upon the business and operations of either the Company or INVESCO, (2) the Company or INVESCO shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Company or INVESCO shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its judgment reasonably exercised in good faith, that either the Company or INVESCO has suffered a material adverse change in its business or financial condition that will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Company and INVESCO in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Company and/or INVESCO and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.


     10.2 NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

          (a)  in the event that any termination is based upon the provisions of
          Article VII, or the provisions of Section 10.1(a), 10.1(i), 10.1(j), or 10.1(k) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

          (b)  in the event that any termination is based upon the provisions of
          Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination.

     10.3. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Company and INVESCO shall at the option of the Insurance Company, continue to make available additional shares of the Company pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to maintain their investments in the Company, to reallocate investments in the Company, redeem investments in the Company and/or invest in the Company upon the making of additional purchase payments under the Existing Contracts and that all relevant provisions of this Agreement shall remain in effect for those purposes (including any payments due to Insurance Company pursuant to Section 5.1). The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

     10.4. The Insurance Company shall not redeem Company shares attributable to the Contracts (as opposed to Company shares attributable to the Insurance Company's assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, (ii) as permitted by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Permitted Redemption"), or (iii) as otherwise specified in the insurance contract. Upon request, the Insurance Company will promptly furnish to the Company and INVESCO the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Company and INVESCO) to the effect that any redemption pursuant to clause (ii) above is a Legally Permitted Redemption.

     10.5. In the event of any termination of this Agreement pursuant to this Article X or Article VII, the following provisions shall survive: Sections 4.9, 5.1 and 12.1 and Article VIII.

ARTICLE XI.  NOTICES.

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

     If to the Company:
          P.O. Box 173706
          Denver, Colorado  80217-3706
          Attention:  General Counsel

     If to the Insurance Company
          Metropolitan Life Insurance
          485-B Route 1 South, Suite 420
          Iselin, NJ   08830
          Attention: Mr. G. Denis Dwyer-Vice-President

With a copy to:
          Metropolitan Life Insurance
          1 Madison Avenue - Law Department
          New York NY  10010
          Attention: Ms. Robin Wagner

     If to INVESCO:
          P.O. Box 173706
          Denver, Colorado  80217-3706
          Attention: General Counsel

ARTICLE XII.  MISCELLANEOUS

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as required by applicable law, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its relevant books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. No party may assign this Agreement without the prior written consent of the others.

     THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Insurance Company:
METROPOLITAN LIFE INSURANCE COMPANY
By its authorized officer,


By:  John J. Ryan     /s/ John J. Ryan               Title: Vice-President
                      ----------------------------

     Date:  August 13, 1998
          -----------------

Company:
INVESCO VARIABLE INVESTMENT FUNDS, INC.
By its authorized officer,


By:  Ronald L. Grooms   /s/ Ronald L. Grooms      Title:  Treasurer
                        ------------------------

     Date:  August 18, 1998
          -----------------

INVESCO:
INVESCO FUNDS GROUP, INC.
By its authorized officer,


By:  Glen A. Payne   /s/ Glen A. Payne          Title:  Sr. Vice-President
                     ----------------------

     Date:  August 17, 1998
          -----------------


INVESCO DISTRIBUTORS, INC.
By its authorized officer,


By:  Glen A. Payne   /s/ Glen A. Payne             Title:  Sr. Vice-President
                     ------------------------

     Date:  August 17, 1998
          -----------------

     SCHEDULE A

                                       ACCOUNTS


Name of Account          Date of Resolution of Insurance Company's Board which
                         Established the Account

Separate Account UL      December 13, 1988

                                      SCHEDULE B
                                      CONTRACTS

1.  Contract Form 7FV-93      Flexible Premium Variable Life Insurance Policy
                              (a.k.a. MetFlex-SM-)

                                      SCHEDULE C
          PERSONS AUTHORIZED TO GIVE INSTRUCTIONS TO THE COMPANY AND INVESCO
                                As of August 17, 1998


     NAME                                  ADDRESS AND PHONE NUMBER

(1) G. Denis Dwyer, Vice-President      485-B Route One South, Iselin, NJ  08830
    Print or Type Name


                                        Phone: 732-602-6404
   ------------------------------------
   Signature


(2) Michael Rogalski, Vice-President    485-B Route One South, Iselin, NJ  08830
    & Actuary
    Print or Type Name


                                        Phone: 732-602-6420
   ------------------------------------
   Signature


(3) Irene Baranello, Director           485-B Route One South, Iselin, NJ  08830
    Print or Type Name


                                        Phone: 732-602-6406
   ------------------------------------
   Signature


It is understood that the above names are subject to change. Changes to this schedule will be done in writing.

                                      Schedule D
                                PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Company by INVESCO, the Company and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by INVESCO as early as possible before the date set by the Company for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time INVESCO will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts of the Record Date.

     Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to provide all required contract holder information to INVESCO, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Company. The Company or INVESCO , at its expense, shall produce and personalize the Voting Instruction cards. The Legal Department of INVESCO ("INVESCO Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
          a.  name (legal name as found on account registration)
          b.  address
          c.  Fund or account number
          d.  coding to state number of units
          e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Company).
     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, INVESCO Legal will develop, produce, and the Company will pay for the Notice of Proxy and the Proxy Statement (one document).
     Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:
          a.   Voting Instruction Card(s)
          b.   One proxy notice and statement (one document)
          c. Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
          d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Company.)
          e. Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by INVESCO Legal.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to INVESCO Legal.

6.   Package mailed by the Insurance Company.
     * The Company MUST allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure.

8. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," I.E., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Company receives the tabulations stated in terms of a percentage and the number of SHARES.) INVESCO Legal must review and approve tabulation format.

11. Final tabulation in shares is verbally given by the Insurance Company to INVESCO Legal on the morning of the meeting not later than 10:00 a.m. Denver time. INVESCO Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. INVESCO Legal will provide a standard form for each Certification.

13. The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, INVESCO Legal will be permitted reasonable access to such Cards.

14. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

15. INVESCO will bear all costs associated with producing voting instruction materials, whether such materials are produced by INVESCO or by Insurance Company. Insurance Company will bear all costs associated with distributing voting materials to contract holders, tabulating votes, and archiving voting Cards, as described herein, whether such activities are performed by Insurance Company or INVESCO.

                                      Schedule E
                                     SERVICE FEE

In consideration of the administrative services performed by the Insurance Company on behalf of INVESCO, INVESCO agrees to pay the Insurance Company a fee ("Service Fee"). This fee will be computed daily and paid quarterly in arrears, at an annual rate equal to XXXXXXXXX of the average quarterly value of the shares of the Company held in the accounts, such payments to commence with the first dollar of contribution or purchase of shares.

For purposes of this Schedule E, the average quarterly value of the shares of the Company will be based on the sum of the daily net asset values of the Funds (as calculated by the Funds) on each calendar day in a quarter divided by the number of calendar days in the quarter. The applicable portion of the Service Fee is payable within 15 business days following the end of each calendar quarter.

The Insurance Company reserves the right to have the service fee paid in a payment frequency other than quarterly. The Insurance Company will provide INVESCO with reasonable notice thereof.

                                      Schedule F
                              CERTIFICATE OF COMPLIANCE

Name of Funds:

Variable Universal Life Insurance Policy



To:

         G. Denis Dwyer
         Vice President
         Metropolitan Life Insurance Company
         485-B Route One South, Suite 420
         Iselin NJ  08830





     We have reviewed compliance of the Fund(s) named above with respect to certain investment diversification requirements for the Fund(s) for the quarter ending ______________. The review was limited to verifying whether the Fund complied with the quarterly diversification requirements described in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section 817(h) Diversification Requirements").

     The Review did not include testing compliance with any other investment limitations in the prospectus or Statement of Additional Information of the Fund(s).

     As of ____________ the Fund was in compliance with the Section 817(h) Diversification Requirements.

                                                     Dated:
                                                            --------------------
                                                        By:
                                                            --------------------
                                                      Name:
                                                            --------------------
                                                     Title:
                                                            --------------------

                                 JANUS ASPEN SERIES

                            FUND PARTICIPATION AGREEMENT


     THIS AGREEMENT is made this 12th day of March, 1999, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), JANUS CAPITAL CORPORATION, a Colorado corporation (the "Adviser"), and METROPOLITAN LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of New York (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                 W I T N E S S E T H:

     WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Participating Plans") (the "Exemptive Order"); and

     WHEREAS, the Adviser serves as the Trust investment adviser; and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register (unless registration is not required under applicable law in proper reliance on Section 3(c)(11) of the 1940 Act) each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                                      ARTICLE I
                                 SALE OF TRUST SHARES


     1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, upon prior written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or is, in the reasonable discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner reasonably established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments and other transactions under the Contracts that are not within the Company's discretion. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Trust receives notice of such orders by 11:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.4  Purchase orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid for no later than 12:00 noon New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis in accordance with mutually agreed upon guidelines for electronic transmission (which transmission will be by electronic file) as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

     1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain Participating Plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

     1.10 The Trust and the Adviser agree that Trust shares will not be sold to any Participating Insurance Company or Plan that owns more than 10% of the outstanding shares of the Trust that has not entered into an agreement that imposes on that purchaser substantially the same obligations as are imposed on the Company by the following provisions of this Agreement: 1.8, 5.1, 6.2, 6.3.

                                     ARTICLE II
                              OBLIGATIONS OF THE PARTIES

     2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all reports and other documentation for which filing is required, including but not limited to shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report for any specific Portfolio, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing, or in a computer diskette or Internet format that cannot be changed by the Company (i.e. read-only or PDF format). The Trust will provide the Company with the prospectus (pursuant to either (a) or (b) above) as soon as reasonably possible after it receives final SEC comments and before the date of the prospectus (if reasonably possible). If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for replacing such materials with all updates provided by the Trust. The prospectus will contain only those Portfolios specified by the Company, upon reasonable notice by the Company. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Trust or the Adviser shall bear the costs of distributing such proxy materials (or similar materials such as voting solicitation instructions) to the Company's Contract owners, including expenses associated with the production and personalization of the voting instruction materials.

     2.3 The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company assumes responsibility for ensuring the delivery of such materials as well as proxy materials to Contract owners in accordance with applicable federal and state securities laws pursuant to the terms of the letter agreement between the Company and Janus Capital Corporation dated ___________, 1998.

     2.4

     (a) The Adviser represents that it is the sole owner of the name and mark "Janus." Based on that representation the Company agrees that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the

Adviser. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

     (b) The Company represents that it is the sole owner of the name and mark "MetLife." Based on that representation the Trust agrees that all use of any designation comprised in whole or part of MetLife (a "MetLife Mark") under this Agreement shall inure to the benefit of the Company. Upon termination of this Agreement for any reason, the Trust shall cease all use of any MetLife Mark(s) as soon as reasonably practicable.

     2.5

     (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is described in a material manner, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     (b) The Trust shall furnish, or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company is named prior to the filing of such document with the Securities and Exchange Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is described in a material manner, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     (c) The Company intends to create and provide Contract owners with "fact sheets" of participating funds on a regular basis. The Company will initially provide a template fact sheet to the Trust for the Trust's approval.
Thereafter, the Company will provide the Trust with samples of the fact sheets for approval by the Trust only if the content or format of the report changes substantially. Generally, the Trust and the Company agree to good faith mutual cooperation in the resolution of novel or controversial issues concerning sales literature that may arise pursuant to this Agreement. The Trust and the Adviser agree to provide the Company with the information necessary to complete the fact sheet no later than 7 to 10 business days after the end of a calendar quarter.


     2.6 The Company shall not give any material information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. The Company assumes all responsibility for filing with the NASD of advertising and sales literature created by the Company pursuant to this Agreement.

     2.7 So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received.

     2.8 The Company shall notify the Trust of any applicable state insurance laws of which it is aware that restrict the Portfolios' investments or otherwise materially affect the operation of the Trust and shall notify the Trust of any material changes in such laws.

     2.9 The Adviser agrees to establish and carry out written procedures reasonably designed to ensure that (a) all contracts of any Participating Insurance Company that invest in the Trust are and will continue to be treated as annuity, life insurance or endowment contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder; (b) each separate account that funds any such contracts is and will be a "segregated asset account" and that interests in such accounts are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder; and (c) each Participating Plan is a "qualified pension or retirement plan" within the meaning of those terms under such regulations. The Adviser will notify the Company immediately upon having a reasonable basis for believing that any of such requirements has ceased to be met or might not be met in the future.

     2.10 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all relevant records, data and access to operating procedures that may be reasonably requested. Trust agrees that Company shall have the right to inspect, audit and copy all relevant records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance regulator(s). However, Trust and Adviser shall own and control all of their respective records pertaining to their performance of the services under this Agreement.

     2.11 The Trust shall send to the Company, monthly confirmations of activity in the Separate Account detailing activity in the Account, and shall provide daily electronic account look-up functions.

     2.12 The Trust and Adviser shall provide the Company with any information it reasonably requests from time to time, in connection with the Company's performance of this Agreement, and reporting to management and customers. This information will be provided by the Trust or Adviser within a commercially reasonable time after receiving any such request from the Company.


                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

     3.2 The Company represents and warrants that each Account (1) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

     3.3  The Company represents and warrants that the interests in the Accounts
(1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4 The Company represents and warrants that it is actively working on necessary changes to its computer systems that interact with the Trust via any form of automated feed so that the systems can distinguish the year 2000 from the year 1900. The Company expects that its systems will be adapted in time for that event although there cannot be assurance of success.

     3.5 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.6 The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.7 The Trust represents, warrants and covenants that the Trust is managed so that each Account may "look through" to the investments of each Portfolio in which it holds shares in accordance with the "look through" rules found in Treasury Regulation 1.817-5 and that each Portfolio will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation. Upon the request of the Company, the Trust shall provide the Company with a certificate of compliance with such diversification requirement for each Portfolio within 20 days of the close of each calendar quarter in substantially the form attached hereto as Schedule B.

     3.8 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder; that each Portfolio of the Trust does and will at all times continue to qualify as a regulated investment company under subchapter M of the Code, and that no other Participating Insurance Company or Participating Plan will purchase shares in any Portfolio for any purpose or under any circumstances that would preclude the Company from "looking through" to the investment of each Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5; and the Trust and the Adviser will promptly notify the Company if at any time they have a reasonable basis for believing that any of such representations and warranties have become, or are likely to become, untrue.

     3.9 The Trust represents and warrants that it has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain Participating Plans.

     3.10 The Adviser represents and warrants that the investment advisory or management fees paid to the Adviser by the Trust are and will be legitimate and not excessive and are derived from an advisory contract which does not result in a breach of fiduciary duty.

                                     ARTICLE IV
                                POTENTIAL CONFLICTS

     4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies and Plans. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall immediately inform the Company in writing if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is reasonably determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, and any affected Participating Plans, at its expense and to the extent reasonably practicable (as determined by the Trustees) take commercially reasonable steps to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's reasonable election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as reasonably determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company in accordance with the terms of this Agreement for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees' reasonable determination and notice thereof to the Company in writing that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall reasonably determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees reasonably determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7

     (a) The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

     (b) The Trust shall at least annually submit to the Company such reports, materials or data as the Company may reasonably request so that the Company may carry out the duties imposed upon it under this Agreement, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Company.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                      ARTICLE V
                                   INDEMNIFICATION

     5.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Trust and each of its trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 5.1) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
          Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 INDEMNIFICATION BY THE TRUST. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 5.2) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this
          Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the

          Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

     (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     5.3 INDEMNIFICATION BY THE ADVISER. The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and Contract owners and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this
Section 5.3), or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Trust Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or the Adviser by or on behalf of the

          Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust, the Adviser or persons under their control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust or the Adviser; or

     (d) arise out of or result from any failure by the Trust or the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     Without in any way limiting the effect of this Section 5.3 and without in any way limiting or restricting any other remedies available to the Company, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, to comply with Section 3.6 hereof, and all costs of the Company associated with correcting or responding to any such failure on behalf of itself or of Contract owners.


     5.4 Neither the Company nor the Trust nor the Adviser shall be liable under the indemnification provisions of Sections 5.1, 5.2 or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.5 Neither the Company nor the Trust nor the Adviser shall be liable under the indemnification provisions of Sections 5.1, 5.2 or 5.3, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2 and 5.3.

     5.6 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. Unless the Indemnified Party releases indemnifying party from any further obligation under this Article V the indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding any other provision of this Article V, the Company shall be entitled to refuse any request by the Adviser or the Trust, as the case may be, to assume the defense of any action brought against the Company by the Internal Revenue Service ("IRS") or any other tax authority; provided that, following any such refusal, the Adviser or the Trust, as the case may be, shall be released from any obligation for further costs of defense under this Article V. If allowed by the applicable rules of procedure, however, the Adviser and/or the Trust will be entitled to participate in the defense of any action brought against the Company by the IRS or any other tax authority, with any and all costs of such participation being the responsibility of the Adviser and/or the Trust.


                                      ARTICLE VI
                                     TERMINATION

     6.1 This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.

     6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the applicable costs set forth in Section 2.3; and all relevant provisions of this Agreement shall remain in effect for these purposes.

     6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.7 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.


                                     ARTICLE VII
                                       NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Trust:

               Janus Aspen Series
               100 Fillmore Street
               Denver, Colorado 80206
               Attention:  General Counsel

          If to the Company:

               Metropolitan Life Insurance Company
               485-B Route 1 South
               Iselin, New Jersey  08830
               Attention:  Mr. William Rhatigan
                           Vice President
               cc:  Ms. Robin Wagner, Esq.

               If to Janus Capital Corporation:

               Janus Capital Corporation
               100 Fillmore Street
               Denver, Colorado 80206
               Attention:  General Counsel


                                     ARTICLE VIII
                                    MISCELLANEOUS

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities and each other reasonable access to its relevant books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.


                             JANUS ASPEN SERIES



                             By:        /s/ Bonnie M. Howe
                                  ----------------------------------------------
                             Name:         Bonnie M. Howe
                                  ----------------------------------------------
                             Title:     Assistant Vice-President
                                   ---------------------------------------------


                             METROPOLITAN LIFE INSURANCE
                             COMPANY



                             By:          /s/ John Ryan
                                  ----------------------------------------------
                             Name:            John Ryan
                                  ----------------------------------------------
                             Title:        Vice-President
                                 ----------------------------------------------


                             JANUS CAPITAL CORPORATION

                             By:        /s/ Bonnie M. Howe
                                  ----------------------------------------------
                             Name:        Bonnie M. Howe
                                  ----------------------------------------------
                             Title:          Assistant Vice-President
                                  ----------------------------------------------

                                      SCHEDULE A
                      SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                           Contracts Funded
Date Established by Board of Directors                 By Separate Account
--------------------------------------                 --------------------

Separate Account UL                                    Contract Form 7FV-93
Date of Resolution: December 13, 1998                  Flexible Premium Variable
                                                       Life Insurance Policy
                                                       (a.k.a. MetFlexK)

                                     SCHEDULE B
                             CERTIFICATE OF COMPLIANCE

NAME OF FUND(S):
----------------

Janus Aspen Series -


To:

          William Rhatigan
          Vice President
          Metropolitan Life Insurance Company
          485-B Route One South, Suite 420
          Iselin, NY  08830



          We have reviewed compliance of the Fund(s) named above with respect to certain investment diversification requirements for the Fund(s) for the quarter ending ____________. The review was limited to verifying whether the Fund complied with the quarterly diversification requirements described in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section 817(h) Diversification Requirements").

          The Review did not include testing compliance with any other investment limitations in the prospectus or Statement of Additional Information of the Fund(s).

          As of ________________ the Fund was in compliance with the Section 817(h) Diversification Requirements.

                                       Dated:
                                              ----------------------------------

                                          By:
                                              ----------------------------------

                                        Name:
                                              ----------------------------------


                                       Title:
                                              ----------------------------------